AGREEMENT AND GENERAL RELEASE
                          -----------------------------


          AGREEMENT AND GENERAL RELEASE ("Agreement") made this 14th day of May, 1998 by and between CHIC BY H.I.S., INC., a Delaware corporation and HENRY I. SIEGEL COMPANY, INC., a Delaware corporation (jointly hereinafter "the Corporation"), and BURTON M. ROSENBERG (the "Executive").


          1. The Executive acknowledges that he has resigned as a Director and Officer of the parent company Henry I. Siegel Company, Inc., its subsidiary Chic By H.I.S., Inc., and any and all other subsidiaries thereof, effective May 14, 1998, immediately preceding conduct by the Board at its meeting of May 14, 1998 at 2:30 p.m. of any matter following the approval of this Agreement.

          2. (a) On or before the execution of this Agreement, the Executive shall receive a lump-sum payment representing eighteen (18) months of severance pay in the gross amount of Five Hundred Ninety Thousand Six Hundred Twenty-Five Dollars and Zero Cents ($590,625.00), less applicable withholdings and deductions (the "Payment"). The Payment shall be held in escrow by the firm of Seyfarth, Shaw, Fairweather & Geraldson ("SSF&G"), to be released to the Executive automatically after the execution of this Agreement pursuant to the terms of an escrow agreement, in the form attached hereto.

             (b) The Corporation agrees to continue the Executive and his wife on the medical coverage in which he is presently participating, at no cost to the Executive, for a period of one (1) year, and, if after such one year period, the Executive cannot obtain subsequent employment providing comparable group medical coverage, at no cost for an additional six (6) month period.

             (c) The Corporation and the Executive agree to a complete and mutual release from the terms of the "Employment Agreement for Burton M. Rosenberg" executed on _________ between the Corporation and the Executive ("Employment Agreement"), and provided further that the Executive shall be relieved of all obligations of Section 7 of the Employment Agreement.

          3. The Executive agrees and acknowledges that the payment, benefits and release provided for in paragraph "2" exceed any payment or benefits to which he would otherwise be entitled under any policy, plan, and/or procedure of the Corporation or any agreement with the Corporation and are in full and complete satisfaction of all claims arising out of his termination from employment, including but not limited to claims for severance or variable pay.

          4. (a) In consideration for the payments and benefits provided to the Executive pursuant to this Agreement, the Executive, for himself and for his heirs, executors,


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and assigns (hereinafter collectively referred to as the "Releasors"), forever releases and discharges the Corporation and any and all of its parent corporations, subsidiaries, divisions, affiliated entities, predecessors, successors and assigns, any of the persons or entities identified in Section 4(c), and any and all of its or their employee benefit and/or pension plans or funds, and any of its or their past or present officers, directors, stockholders, agents, trustees, administrators, counsel, employees or assigns (whether acting as agents for such entities or in their individual capacities) (hereinafter collectively referred to as "Releasees"), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, in tort, common law, statutory, federal, state, local or otherwise, and including but not limited to any claims for equitable relief, compensatory, punitive or other damages or expenses or for attorneys' fees, or costs or disbursements of any kind), whether known or unknown, which Releasors ever had, now have or may have against Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the date of execution of this Agreement (the "Execution Date"), except that the Executive does not waive any right to indemnification from the Corporation to which he is entitled under the Corporation's Certificate of Incorporation and/or By-Laws, and/or applicable law, or rights under this Agreement, or his vested pension and/or welfare plan rights and D&O coverage or any registration rights. It is the understanding and agreement of the parties that, except as otherwise specifically provided, the release provided by this paragraph shall be a general release in all respects.

             (b) Without limiting the generality of the foregoing sub-paragraph "(a)", and subject to the last clause of the penultimate sentence of paragraph 4(a) hereof, this Agreement is intended to and shall release the Releasees from any and all claims arising out of the Executive's employment with Releasees and/or the termination or decision to terminate Executive's employment, including but not limited to (i) any claim under the Age Discrimination in Employment Act, or the Older Workers Benefit Protection Act; (ii) any claim under Title VII of the Civil Rights Act of 1964; (iii) any claim under the Americans with Disabilities Act; (iv) any claim under the Employee Retirement Income Security Act of 1974 ("ERISA") (excluding claims for accrued, vested benefits under any employee benefit and/or welfare plan of the Corporation in accordance with the terms of such plan and applicable law); (v) any claim under the New York State or New York City Human Rights Laws; (vi) any other claim of discrimination or retaliation in employment (whether based on federal, state or local law, statutory or decisional); (vii) any claim arising out of the terms and conditions of the Executive's employment with the Corporation, the termination of or decision to terminate such employment, and/or any of the events relating directly or indirectly to or surrounding that termination;
(viii) any claim arising in respect of the Employment Agreement; and (ix) any claim for attorneys' fees, costs, disbursements and/or the like, under all of the above statutes, as amended.

             (c) The parties acknowledge that the provisions of this paragraph "4" and this Agreement in its entirety are expressly conditioned on the delivery to the Executive of executed releases from Arnold Amster on behalf of himself and his family, Daniel Rubin,


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Herbert Denton, Flex Holding Corporation, The Amster Foundation, and the two
affiliates of Mr. Denton owning stock in the Corporation, in the form attached hereto.

          5. Subject to the last clause of the penultimate sentence of paragraph 4(a) hereof, the Executive agrees, not to commence, maintain, prosecute or participate as a party in any action, suit or proceeding of any kind (judicial, administrative, arbitral or other) against any of the Releasees arising out of any act, event, or occurrence, or any alleged failure to act, which the Executive ever had, now has or may hereafter have against the Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the Execution Date.

          6. The Executive agrees to return to the Corporation all Corporation property in his possession including, but not limited to computers, laptops, facsimile machines, credit cards, building passes, airline tickets, paging devices and portable telephones; except that the Executive shall be permitted to continue the lease of his current automobile, provided that he pays the Corporation on the lease and his proportionate share of his insurance coverage as agreed to by the parties and indemnifies the Corporation for any liability arising from the car or its operation (net of any insurance proceeds recovered by the Corporation). The parties agree that if the lease is financially structured such that there is "equity value" in the car as of the date hereof, the Executive will promptly pay such equity value to the Corporation, or elect to terminate the lease and return the automobile.

          7. The Executive agrees that all outstanding personal advances, loans from the Corporation and personal credit card bills remain his personal responsibility. Any outstanding business expenses incurred by the Executive shall be processed in accordance with the Corporation's standard policies.

          8. The Executive agrees that as of the resignation date set forth in paragraph "1" he is no longer entitled to office space, a secretary, or any similar accoutrements of, from or within the Corporation. The Executive may enter the premises to clean out his office on Thursday, May 14, 1998; Saturday, May 16, 1998; and Sunday, May 17, 1998; but at no other time. The Corporation will provide, if necessary, at the Corporation's expense, assistance to the Executive in cleaning out his office.

          9. The Executive further agrees that he will not seek or accept any award or settlement from any source or proceeding with respect to any claim or right covered by paragraphs "4" and "5" above.

          10. The Executive acknowledges that he is in possession of confidential and proprietary information belonging to Releasees and the Executive agrees not to disclose any such information to any party not related to Releasees without Releasees' written approval, unless otherwise required by law. The Executive further represents and agrees that upon his execution of this Agreement, he has returned all confidential information or materials and all other property


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of the Corporation, including without limitation, any keys to the offices of the Corporation and any Corporation identification.

          11. (a) The Corporation (and any of its subsidiaries and affiliates and any of their respective directors, officers, employees or agents) agrees that except for a proceeding brought to enforce the terms and provisions of this Agreement, it will not at any time commence, maintain, prosecute, participate as a party in any action, suit, or proceeding of any kind (judicial, administrative, arbitral, or other), against the Executive (or his executors, administrators, heirs, successors and assigns), arising out of any act, event, or occurrence, or any alleged failure to act, or any other matter subject to the release set forth in paragraph 11(b), which the Corporation ever had, now has or may hereafter have against the Executive (or his executors, administrators, heirs, successors and assigns) by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter, whether known or unknown, up to and including the Execution Date; and

             (b) Except for any rights it may have under this Agreement, the Corporation (and any of its subsidiaries and affiliates and any of their respective directors, officers, employees or agents) forever releases and discharges the Executive (and his executors, administrators, heirs, successors and assigns) from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, in tort, common law, statutory, federal, state, local or otherwise, and including but not limited to any claims for equitable relief, compensatory, punitive or other damages or expenses or for attorneys' fees, or costs or disbursements of any kind), whether known or unknown, which the Corporation (and any of its subsidiaries and affiliates and any of their respective directors, officers, employees or agents) ever had, now has or may hereafter have against the Executive (and his executors, administrators, heirs, successors and assigns) by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the Execution Date. It is the understanding and agreement of the parties that, except as otherwise specifically provided, the release provided by this paragraph shall be a general release in all respects.

          12. The Corporation agrees to release the press release attached hereto as Exhibit A.

          13. The making of this Agreement is not intended, and shall not be construed, as an admission that any of the Releasees have violated any federal, state, and/or local law (statutory or decisional), ordinance or regulation, breached any contract, or committed any wrong whatsoever against the Executive or the Corporation (and any of its subsidiaries and affiliates and any of their respective directors, officers, employees or agents).

          14. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.



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     15. (a) This Agreement shall be interpreted, construed and governed according to the laws of the State of New York. Subject to sub-section "(b)" of this paragraph, jurisdiction to enforce this Agreement shall lie solely in the Supreme Court for the State of New York, County of New York, located in Manhattan. The parties hereby consent to such jurisdiction and specifically to the personal jurisdiction of the referenced court over each party.

             (b) Any dispute arising under this Agreement, including but not limited to the interpretation or application of, or compliance with, the provisions of the Agreement shall be resolved exclusively by submission to a confidential, binding arbitration proceeding to be held in New York City and administered by the Commercial Panel of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in the Supreme Court for the State of New York, County of New York.

             (c) Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or construing this Agreement shall not apply a presumption that the provisions hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the Agreement, it being agreed that all parties have participated in the preparation of all provisions of this Agreement.

          16. The Executive shall have twenty-one (21) days from the date of receipt to consider the terms and conditions of this Agreement. The Executive may accept this Agreement by signing it and returning it to Daniel Rubin, Chief Executive Officer, Henry I. Siegel Co. Inc., 1372 Broadway, New York, New York 10018-6193 at any time during the twenty-one (21) day period. After signing this Agreement, the Executive shall have seven (7) days to revoke this Agreement by indicating his desire to do so in writing (a) addressed to Daniel Rubin at the address listed above, and (b) received by Daniel Rubin no later than 5:00 p.m. Eastern Standard Time on the seventh (7th) day following the date the Executive signs this Agreement. The effective date of this Agreement shall be the eighth
(8th) day following the Executive's signing of this Agreement (the "Release Effective Date"), provided the Executive does not revoke this Agreement during the revocation period. In the event the Executive does not accept this Agreement as set forth above, or revokes this Agreement during the Revocation Period, this Agreement including but not limited to the obligation of the Corporation and its subsidiaries and affiliates to provide the payments, benefits and releases referred to in paragraph "2" above shall automatically be deemed null and void.

          17. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; provided, however, that, upon any finding by a court of competent jurisdiction that the release and covenants provided for by paragraphs "4", "5" or "11" of this Agreement are illegal, void, or unenforceable, the Executive or the Corporation (as the case may be) agrees to execute a release, waiver and/or covenant that is legal and enforceable. Finally, any breach of the terms of paragraph "10" shall


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     constitute a material breach of this Agreement as to which the Corporation may seek appropriate relief (including but not limited to repayment of the severance paid to him under this Agreement) under the terms of this Agreement.
18. This Agreement may be executed in several counterparts, each of which shall be deemed as an original, but all of which together shall constitute one and the same instrument.

          19. This Agreement constitutes the complete understanding between the parties and supersedes any and all agreements, understandings, and discussions, whether written or oral, between the parties; provided that, notwithstanding the foregoing, the Executive shall retain all rights under his registration rights agreement with the Corporation, which shall remain in full force and effect. No other promises or agreements shall be binding unless in writing and signed after the Execution Date by the parties to be bound thereby.

          20. The Corporation has all requisite power and authority to execute, deliver and perform this Agreement. All necessary Corporate proceedings of the Corporation have been duly taken to authorize execution, delivery and performance of this Agreement by the Corporation.

          21. Notwithstanding the Executive's resignation as a director and officer of the Corporation, he shall be indemnified and held harmless by the Corporation (and any subsidiary or affiliate) to the full extent provided for under (i) the Certificate of Incorporation and By-laws of the Corporation (or any of its subsidiaries or affiliates), (ii) any insurance policy of the Corporation (or its subsidiaries or affiliates) or (iii) any agreement involving the Corporation (or its subsidiaries or affiliates) and providing for indemnification by any third party, in each case as in effect as of the Execution Date (the indemnification provisions in subclauses (i)-(iii) are collectively referred to as the "Indemnification Obligations"). If subsequent to the Execution Date any Indemnification Obligations are modified, amended or otherwise altered so as to provide additional benefits to senior executives of the Corporation (or its subsidiaries or affiliates) for events arising before the Execution Date in comparison to the indemnification provisions in effect immediately prior to such action the Executive shall be entitled to such additional benefits.

          22. The Executive acknowledges that: (a) he has carefully read this Agreement in its entirety; (b) he has had an opportunity to consider fully the terms of this Agreement; (c) he has been advised by the Corporation in writing to consult with an attorney of his choosing in connection with this Agreement;
(d) he fully understands the significance of all of the terms and conditions of this Agreement; (e) he has discussed it with his independent legal counsel, or has had a reasonable opportunity to do so; (f) he has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this


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Agreement; and (g) he is signing this Agreement voluntarily and of his own free will and assents to all the terms and condition contained herein.


THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. PLEASE READ IT CAREFULLY. YOU CAN CONSULT WITH AN ATTORNEY BEFORE SIGNING IT.



Dated:
       -----------------------          --------------------------------------
                                                  BURTON M. ROSENBERG


State of New York )
                  ) ss:
County of New York)


On this ___ day of May, 1998, before me personally came Burton M. Rosenberg to me known and known to me to be the person described herein, and who executed the foregoing Agreement and Release, and he duly acknowledged that he executed the same.

                                        --------------------------------------
                                                     Notary Public



HENRY I. SIEGEL COMPANY, INC.

By:                                               Date:
     -----------------------                           --------------
      Daniel Rubin
      Chief Executive Officer


CHIC BY H.I.S., INC.


By:                                               Date:
     -----------------------                           --------------
      Daniel Rubin
      Chief Executive Officer


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